August 25, 2003



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK CAPITAL SERIES
          John Hancock Large Cap Select Fund

Dear Sirs:

         John Hancock Capital Series (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective August 25, 2003.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                    JOHN HANCOCK CAPITAL SERIES on behalf of
                                        John Hancock Large Cap Select Fund



By:  /s/Ira R. Rosner                       By: /s/Maureen R. Ford
     ------------------------               ---------------------
     Name: Ira R. Rosner                    Name:  Maureen R. Ford
     Title: Vice President                  Title: Chairman, President, and CEO



Attest:/s/Mary Jean Milner              Attest:  /s/Avery P. Maher
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